UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (Date of earliest event reported): SEPTEMBER 30, 2004

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)

1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)

(713) 629-7600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
Underwriting Agreement dated September 30, 2004
Opinion of Baker & Hostetler LLP
Press Release dated September 30, 2004

Item 1.01 Entry Into A Material Definitive Agreement.

     On September 30, 2004, we entered into an Underwriting Agreement with J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Banc of America Securities LLC, First Albany Capital Inc., and First Reserve Fund IX, L.P. (“First Reserve”) in connection with the secondary offering of 17,500,000 shares of our common stock at a price of $5.75 per share. First Reserve is offering all of the shares, and we will not receive any of the proceeds of the offering. First Reserve has granted the underwriters a 30-day option to purchase up to an additional 2,625,000 shares to cover over-allotments.

     The common stock has been offered pursuant to a prospectus supplement and the accompanying base prospectus filed with the SEC pursuant to Rule 424(b)(3) of the Securities Act in connection with a shelf takedown from our shelf Registration Statements on Form S-3 (Reg. No. 333-114938 and Reg. No. 333-119134).

     On September 30, 2004, we issued a press release announcing the pricing of the offering. Copies of the Underwriting Agreement and the press release are attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement dated September 30, 2004 among Quanta Services, Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Banc of America Securities LLC, First Albany Capital Inc., and First Reserve Fund IX, L.P.

5.1	Opinion of Baker &Hostetler LLP

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

99.1	Press Release of Quanta Services, Inc. dated September 30, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: September 30, 2004

QUANTA SERVICES, INC.
By:	/s/ DANA A. GORDON
	Name:	Dana A. Gordon
	Title:	Vice President - General Counsel

Exhibit Index

Exhibit No.	Exhibit
1.1	Underwriting Agreement dated September 30, 2004 among Quanta Services, Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Banc of America Securities LLC, First Albany Capital Inc., and First Reserve Fund IX, L.P.

5.1	Opinion of Baker &Hostetler LLP

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

99.1	Press Release of Quanta Services, Inc. dated September 30, 2004